Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

Andrew R. Speaker	David B. Merclean
President & CEO	Senior Vice President & CFO
Mercer Insurance Group, Inc.	Mercer Insurance Group, Inc.
(609) 737-0426	(609) 737-0426

Mercer Insurance Group, Inc. Announces 3rd Quarter 2004 Earnings

Pennington, New Jersey, November 3, 2004 – Mercer Insurance Group, Inc. (Nasdaq: MIGP) today reported its results of operations for the quarter and nine months ended September 30, 2004. Mercer Insurance Group, Inc. (the Company) is a holding company which, through its insurance subsidiaries, Mercer Insurance Company, Mercer Insurance Company of New Jersey and  Franklin Insurance Company, offers commercial and personal lines of insurance to businesses and individuals in Pennsylvania and New Jersey. The Company was created as a result of the conversion of Mercer Mutual Insurance Company from the mutual to the stock form of ownership on December 15, 2003 (the “Conversion”).

For the quarter ended September 30, 2004, the Company reported net income of $1,121,000, or $0.17 per diluted share, as compared to net income of $172,000 for the quarter ended September 30, 2003. After-tax realized gains included in net income for the quarter were $224,000, or $0.03 per diluted share, compared to an after-tax realized gain of $110,000 for the same period in 2003. The Company’s GAAP combined ratio for the third quarter was 95.6%, compared to 103.0% for the third quarter of 2003.

Revenues for the third quarter were $15.1 million, an increase of 16% over the 2003 third quarter revenue of $13.0 million. Net premiums earned for the third quarter were $14.0 million, a 13% increase over net premiums earned of $12.4 million in the same period of 2003. Net investment income increased 60% to $639,000 as compared to $400,000 in the comparable period in 2003. The increase in investment income is due principally to increased investments purchased with proceeds received from the issuance of shares in connection with the Conversion.

For the nine months ended September 30, 2004, the Company reported net income of $2,421,000, or $0.38 per diluted share, as compared to net income of $445,000 for the comparable period in 2003. After-tax realized gains included in net income for the nine months were $290,000, or $0.05 per diluted share, compared to an after-tax realized gain of $86,000 for the similar period in 2003. The Company’s GAAP combined ratio for the nine months of 2004 was 98.1%, compared to 102.4% for the similar period of 2003.

Revenues for the nine months ended September 30, 2004 were $44.3 million, an increase of 22% over the 2003 similar period revenue of $36.4 million. Net premiums earned for the nine months were $41.6 million, a 20% increase over net premiums earned of $34.8 million in the same period in 2003. Net investment income for the nine months ended September 30, 2004 increased 58% to $1,933,000 from $1,221,000 in the prior year period.

The third quarter and nine months results for 2004  include after-tax charges for professional fees associated with Sarbanes / Oxley compliance, grants of restricted stock, and shares committed to participants of the Mercer Insurance Group, Inc. Employee Stock Ownership Plan of $99,000, $114,000, and $171,000, respectively, and $99,000, $136,000, and $488,000, respectively. There was no equivalent charge in 2003 for these items, which amounted to ($0.02), ($0.02), and ($0.03), respectively, for the quarter, and ($0.02), ($0.02), and ($0.08), respectively, for the nine months, per diluted share. The Company’s book value per share was $16.17 as of September 30, 2004.

On June 16, 2004, the Board of Directors authorized the repurchase of up to 250,000 shares of common stock of the Company, to be made in the open market or through privately negotiated transactions as, in management’s sole opinion, market conditions warrant. The repurchased shares are intended to be held as treasury shares available for issuance in connection with Mercer Insurance Group’s 2004 Stock Incentive Plan. As of September 22, 2004, all 250,000 shares had been repurchased under this program at a total cost of $2,974,521, or an average of $11.90 per share, a price accretive to the Company’s book value. On October 20, 2004, the Board authorized the repurchase of an additional 250,000 shares, under which no shares have yet been repurchased.

In reviewing the quarter’s results, Andrew Speaker, President & CEO, said, “Our results reflect our disciplined underwriting and the continued diversification of our book into commercial lines, as well as the favorable weather conditions in our operating territories in the last two quarters which have resulted in a more historically consistent frequency of claims reported when compared to the higher claims frequency experienced in the first quarter of 2004. We intend to continue to focus our efforts on growing our commercial lines book.”

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward- looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Mercer Insurance Group, Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Mercer Insurance Group, Inc. will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Mercer Insurance Group, Inc. depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

Consolidated Statements of Income

(unaudited; in thousands, except per share and share data)

	Quarter Ended
	September 30 2004	September 30 2003

Net premiums earned	$14,032	$12,379
Investment income, net of investment expenses	639	400
Realized investment gains	340	167
Other revenue	86	101
Total revenues	15,097	13,047

Losses and loss adjustment expenses	6,173	6,859
Amortization of deferred policy acquisition costs	3,867	3,325
Other expenses	3,373	2,571
Stock conversion expenses	—	3
Total expenses	13,413	12,758

Income before income taxes and minority interest in income of subsidiary	1,684	289
Income taxes	563	84

Income before minority interest in income of subsidiary	1,121	205
Minority interest in income of subsidiary	—	(33)

Net income	$1,121	$172

Net income per common share:
Basic	$0.18	N/A
Diluted	$0.17	N/A

Weighted average number of shares outstanding:
Basic	6,267,258	N/A
Diluted	6,482,258	N/A

Supplementary Financial Data

Net written premiums	$13,420	$13,052

Book value per common share	$16.17	N/A

GAAP combined ratio	95.6%	103.0%

	Nine Months Ended
	September 30 2004	September 30 2003

Net premiums earned	$41,617	$34,762
Investment income, net of investment expenses	1,933	1,221
Realized investment gains	439	130
Other revenue	266	292
Total revenues	44,255	36,405

Losses and loss adjustment expenses	21,103	19,600
Amortization of deferred policy acquisition costs	11,509	9,396
Other expenses	8,212	6,587
Stock conversion expenses	—	65
Total expenses	40,824	35,648

Income before income taxes and minority interest in income of subsidiary	3,431	757
Income taxes	1,010	188

Income before minority interest in income of subsidiary	2,421	569
Minority interest in income of subsidiary	—	(124)

Net income	$2,421	$445

Net income per common share:
Basic	$0.39	N/A
Diluted	$0.38	N/A

Weighted average number of shares outstanding:
Basic	6,287,602	N/A
Diluted	6,371,562	N/A

Supplementary Financial Data

Net written premiums	$42,193	$39,233

Book value per common share	$16.17	N/A

GAAP combined ratio	98.1%	102.4%

Consolidated Balance Sheet

(in thousands, except share amounts)

	September 30, 2004	December 31, 2003
	(unaudited)

ASSETS
Investments, at fair value:
Fixed income securities, available-for sale:	$94,494	$46,277
Equity securities	22,953	22,656
Short-term investments, at amortized cost, which approximates fair value	10,599	54,396
Total investments	128,046	123,329
Cash and cash equivalents	9,123	15,350
Premiums receivable	9,173	9,096
Reinsurance receivable	2,992	4,159
Prepaid reinsurance premiums	1,437	1,614
Deferred policy acquisition costs	7,618	7,387
Accrued investment income	877	596
Property and equipment, net	9,723	6,944
Goodwill	4,673	4,673
Other assets	2,112	2,727
Total assets	$175,774	$175,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Losses and loss adjustment expenses	$37,227	$37,261
Unearned premiums	30,728	30,329
Accounts payable and accrued expenses	7,359	7,937
Other reinsurance balances	13	81
Other liabilities	1,425	1,228
Deferred income taxes	704	713
Total liabilities	$77,456	$77,549

Stockholders’ Equity:
Preferred Stock, no par value, authorized 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, no par value, authorized 15,000,000 shares, issued 7,060,733 shares, outstanding 6,079,106 and 6,282,233 shares	—	—
Additional paid-in capital	$67,608	$64,871
Accumulated other comprehensive income	4,237	4,478
Retained earnings	37,033	34,612
Unearned restricted stock compensation	(2,419)	—
Unearned ESOP shares	(5,166)	(5,635)
Treasury Stock, 250,000 and -0- shares	(2,975)	—
Total stockholders’ equity	98,318	98,326
Total liabilities and stockholders’ equity	$175,774	$175,875